                                                                    EXHIBIT 11



                          RAMSAY YOUTH SERVICES, INC.


The following table sets forth the computation of basic and diluted earnings
(loss) per share:

                                                        QUARTER ENDED SEPTEMBER 30,      NINE MONTHS ENDED SEPTEMBER 30,
                                                        -----------------------------   -------------------------------
                                                             1999            1998            1999             1998
                                                        -------------   -------------   -------------   ---------------
                                                         (unaudited)      (unaudited)     (unaudited)     (unaudited)
Numerator:
   Net income (loss) before extraordinary item,
      as reported......................................    $  396,000    $ 5,515,000     $2,458,000    $(49,900,000)
   Dividends, Class B convertible preferred stock,
      Series C.........................................            --         91,000             --         271,000
   Dividends, Class B convertible preferred stock,
      Series 1996......................................            --         38,000             --         112,000
   Dividends, Class B convertible redeemable preferred
     stock, Series 1997 ...............................            --         69,000             --         194,000
   Dividends, Class B redeemable preferred stock,
     Series 1997-A.....................................            --         90,000             --         270,000
                                                           ----------    -----------     ----------    ------------
     Numerator for basic earnings (loss) per share -
       income attributable to common stockholders,
       before extraordinary item ......................       396,000      5,227,000      2,458,000     (50,747,000)

     Effect of dilutive securities ....................            --             --             --              --
                                                           ----------    -----------     ----------    ------------

     Numerator for diluted earnings (loss) per share -
       income (loss) attributable to common
       stockholders after assumed conversions .........    $  396,000    $ 5,227,000     $2,458,000    $(50,747,000)
                                                           ==========    ===========     ==========    ============

Denominator:
   Denominator for basic earnings per share -
     weighted-average Shares...........................     8,890,000      3,624,000      8,889,000       3,624,000

   Effect of dilutive securities:
     Employee stock options and warrants ..............       215,000        333,000        840,000         333,000
                                                           ----------    -----------     ----------    ------------
   Dilutive potential common shares ...................       215,000        333,000        840,000         333,000
                                                           ----------    -----------     ----------    ------------
     Denominator for diluted earnings (loss) per share
       - adjusted weighted-average shares and
       assumed conversions.............................     9,105,000      3,957,000      9,729,000       3,957,000
                                                           ==========    ===========     ==========    ============

Basic earnings (loss) per share, before extraordinary
  item.................................................    $      .04    $      1.44     $     0.28    $     (14.00)
Extraordinary item ....................................            --          (0.24)            --           (0.45)
                                                           ==========    ===========     ==========    ============
Basic earnings (loss) per share .......................    $      .04    $      1.20     $     0.28    $     (14.45)
                                                           ==========    ===========     ==========    ============

Diluted earnings (loss) per share before extraordinary
  item.................................................    $      .04    $      1.32     $     0.25    $     (12.82)
Extraordinary item ....................................            --          (0.22)            --           (0.41)
                                                           ==========    ===========     ==========    ============
Diluted earnings (loss) per share .....................    $      .04    $      1.10     $     0.25    $     (13.23)
                                                           ==========    ===========     ==========    ============
